UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report: November 12, 2021

(Date of earliest event reported)

Royale Energy, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-55912	81-4596368
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1530 Hilton Head Rd

El Cajon, California 92019

(Address of principal executive offices) (Zip Code)

(619) 881-2800

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value .001 per share	ROYL	OTC: QB

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company         ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section13(a) of the Exchange Act.         ☐

Item 5.07. Submission of Matters to a Vote of Security Holders.

On November 12, 2021, Royale Energy, Inc., a Delaware corporation (the “Company”), held its 2021 Annual Meeting of Stockholders (the “Annual Meeting”). Of the shares of the Company’s common stock outstanding and eligible to vote at the Annual Meeting, 89.48% were present either in person or by proxy.

The following describes the matters considered by the Company’s stockholders at the Annual Meeting and the results of the votes cast thereupon:

The first proposal involved the election of directors to the Company’s Board of Directors serving for the ensuing year. All of the nominees, namely Johnny Jordan, Jonathan Gregory, John Sullivan, Jeff Kerns and Chris Parada, were elected by an 88.77% vote.

The only other proposal was to ratify the selection of Weaver and Tidwell as the Company’s independent registered public accounting firm for the year ending December 31, 2021. This proposal passed upon an 88.77% vote.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROYALE ENERGY, INC.

Date: November 17, 2021	/s/ Stephen M. Hosmer
Stephen M. Hosmer, Chief Financial Officer